SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  April 6, 2011
Infusion Brands International, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-51599	54-2153837
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

14375 Myerlake Circle
Clearwater, FL 33760
 (Address of principal executive offices) (zip code)

 (727) 230-1031
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Copies to:
Darrin M. Ocasio, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32 nd Floor
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward-Looking Statements

Information contained in this Current Report on Form 8-K of Infusion Brands International, Inc., a Nevada corporation (the “Company”), other than historical information, may be considered “forward-looking statements” that are subject to risks and uncertainties.  In some cases, you may identify forward-looking statements by words such as “may,” “should,” “plan,” “intend,” “potential,” “continue,” “believe,” “expect,” “predict,” “anticipate” and “estimate,” the negative of these words or other comparable words.  These statements are only predictions.  One should not place undue reliance on these forward-looking statements.  The forward-looking statements are qualified by their terms and/or important factors, many of which are outside the Company’s control, involve a number of risks, uncertainties and other factors that could cause actual results and events to differ materially from the statements made.  The forward-looking statements are based on the Company’s beliefs, assumptions and expectations, taking into account information currently available to the Company.  These beliefs, assumptions and expectations can change as a result of many possible events or factors, including those events and factors described in “Risk Factors” in the Company’s Annual Transition Report on Form 10-KT for the period ended December 31, 2011 filed with the SEC on March 31, 2011, not all of which are known to the Company.  If a change occurs, the Company’s business, financial condition, liquidity and results of operations may vary materially from those expressed in the aforementioned forward-looking statements.  The Company will update this forward-looking information only to the extent required under applicable securities laws.  Neither the Company nor any other person assumes responsibility for the accuracy or completeness of these forward-looking statements.

Item 1.01  Entry Into a Material Definitive Agreement

On April 6, 2011, Infusion Brands International, Inc. (the “Company”) entered into an oral agreement with a certain accredited investor (the “Investor”) to sell the Investor , subject to the filing of an amendment to the Certificate of Designation of its Series G Convertible Stock (the “Preferred Stock”) 2,000,000  shares of its Preferred Stock and Series G Warrants to purchase an aggregate of 20,000,000 shares of the Company’s common stock (the “Warrants” and, together with the Preferred Stock, the “Private Placement Securities”). The purchase price of the Private Placement Securities is Two Million Dollars ($2,000,000), and the funds were received from the Investor on April 6, 2011. However, a Preferred Stock purchase agreement and other related transaction documents (the “Transaction Documents”) are in the process of being negotiated with the Investor and, accordingly, have not been executed at this time.  The Private Placement Securities will be issued to the Investor upon the execution of the Transaction Documents and upon the amending of the certificate of designation of the Preferred Stock.

The Preferred Stock is convertible into shares of the Company’s common stock at an initial exercise price of $0.10 per share, subject to adjustment. The Preferred Stock has a mandatory redemption date of June 30, 2013 (the “Redemption Date”) at which time each share of Preferred Stock outstanding on the Redemption Date shall be redeemed at a per share rate equal to $1.00 (the “Stated Value”) plus all accrued and unpaid dividends or distributions thereon. Holders of the Preferred Stock are entitled to receive a “Special Preferred Distribution” on each share of Preferred Stock held equal to (A) the sum of (1) the product of the Stated Value multiplied by 8.12 plus (2) all accrued but unpaid dividends, less (B) the amount of the additional dividend, if any. If the Special Preferred Distribution is not paid on or before the Redemption Date, it shall accrue interest at the rate of 8% per annum. The additional dividend is payable on June 30, 2011 if the Special Preferred Distribution has not yet been paid and is equal to the Stated Value of each share of Preferred Stock outstanding. Additionally, before any dividends shall be paid or set aside for payment on any Junior Security (as that term is defined in the Series G Preferred Stock Certificate of Designations) of the Company, each holder of the Preferred Stock shall be entitled to receive cash dividends payable on the Stated Value of Preferred Stock at a rate of 8% per annum, which shall accrue daily and paid quarterly. So long as the Preferred Stock is outstanding, the holders of the Preferred Stock shall, voting together as a separate class, be entitled to elect two directors to the Company’s board of directors.

The Warrant is exercisable for a term of ten years at an exercise price of $0.10 per share.

Item 3.02  Unregistered Sale of Equity Securities

As described in Item 1.01 above, which information that is required to be disclosed under this Item 3.02 is hereby incorporated by reference into this Item, on April 6, 2011, the Company sold 2,000,000 shares of its Preferred Stock and Warrants to purchase an aggregate of 20,000,000 shares of the Company’s common stock.  The Preferred Stock and the Warrant were all sold and/or issued only to “accredited investors,” as such term is defined in the Securities Act of 1933, as amended (the “Securities Act”), were not registered under the Securities or the securities laws of any state, and were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act and corresponding provisions of state securities laws, which exempt transactions by an issuer not involving any public offering.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Infusion Brands International, Inc.

Dated: April 12, 2011	By: /s/ Robert DeCecco
Name: Robert DeCecco
Title: Chief Executive Officer